Exhibit 99.1

BARRINGTON SCIENCES
INTERNATIONAL CORPORATION

Consolidated Financial Statements

Year Ended September 30, 2002

BARRINGTON SCIENCES INTERNATIONAL CORPORATION

Index to Consolidated Financial Statements

Year Ended September 30, 2002

[LETTERHEAD OF BUCKLEY DODDS]

AUDITORS’ REPORT

To the Shareholders of Barrington Sciences International Corporation

We have audited the consolidated balance sheet of Barrington Sciences International Corporation as at September 30, 2002 and the consolidated statements of operations, deficit and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, those consolidated financial statements present fairly, in all material respects, the financial position of the company as at September 30, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

/s/ Buckley Dodds
Vancouver, British Columbia	Chartered Accountants
November 13, 2002

BARRINGTON SCIENCES INTERNATIONAL CORPORATION

Consolidated Balance Sheet

September 30, 2002

In U.S. Dollars

ASSETS
CURRENT
Subscription receivable	C	$71,640
Accounts receivable	C	22,972
Inventory	D	51,688
Goods and services tax recoverable	EE	13,504
Value added tax recoverable	EE	7,089
Prepaid expenses	L	42,590

		209,483

CAPITAL ASSETS (Note 4)	U	137,720

INTANGIBLES (Note 5)	W	1,660,300

DEFERRED JOINT VENTURE COSTS	N	861,502

		$2,869,005

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT
Bank Indebtedness	A	$23,822
Accounts payable	BB	122,250
Short term debt	AA	3,497

		149,569

MINORITY INTEREST	MM	1

		149,570

SHAREHOLDERS’ EQUITY
Share capital (Note 6)	SS	3,182,467
Deficit	TT	(463,032)

		2,719,435

		$2,869,005

ON BEHALF OF THE BOARD

/s/ [ILLEGIBLE]	Director

/s/ [ILLEGIBLE]	Director

The accompanying notes are an integral part of these audited financial statements

BARRINGTON SCIENCES INTERNATIONAL CORPORATION

Consolidated Statement of Deficit

Year Ended September 30, 2002

In U.S. Dollars

RETAINED EARNINGS - BEGINNING OF YEAR	TT	$—

NET LOSS FOR THE YEAR		(463,032)

DEFICIT - END OF YEAR		$(463,032)

The accompanying notes are an integral part of these audited financial statements

BARRINGTON SCIENCES INTERNATIONAL CORPORATION

Consolidated Statement of Operations

Year Ended September 30, 2002

In U.S. Dollars

REVENUE		$10,736

COST OF SALES		17,437

GROSS PROFIT		(6,701)

OPERATING EXPENSES
Contract services	50	226,132
Professional fees	50	62,946
Travel	50	47,815
Consulting fees	50	47,814
Funding costs	50	26,733
Amortization	50	20,869
Advertising and promotion	50	5,724
Office	50	5,549
Samples	50	4,486
Telephone	50	3,125
Vehicle	50	2,264
Rental	50	1,891
Insurance	50	1,259
Interest and bank charges	50	968
Foreign exchange gain / Loss	50	(1,244)

		456,331

NET LOSS		$(463,032)

The accompanying notes are an integral part of these audited financial statements

BARRINGTON SCIENCES INTERNATIONAL CORPORATION

Consolidated Statement of Cash Flows

Year Ended September 30, 2002

In U.S. Dollars

OPERATING ACTIVITIES
Net loss	$(463,032)
Item not affecting cash:
Amortization	20,869

(442,163)

Changes in non-cash working capital:
Accounts receivable	(22,972)
Inventory	(51,688)
Prepaid expenses	(42,590)
GST payable (receivable)	(13,504)
VAT payable (receivable)	(7,089)
Subscription receivable	(71,640)
Accounts payable	122,251
Short term debt	3,497

(83,735)

Cash flow used by operating activities	(525,898)

INVESTING ACTIVITIES
Additions to capital assets	(155,960)
Additions to intangible assets	(1,662,929)
Deferred joint venture costs	(861,502)

Cash flow used by investing activities	(2,680,391)

FINANCING ACTIVITIES
Issuance of Common Shares	3,182,467

Cash flow from financing activities	3,182,467

DECREASE IN CASH FLOW	(23,822)

CASH - Beginning of year	—

DEFICIENCY - End of year	$(23,822)

Interest paid	26,733

The accompanying notes are an integral part of these audited financial statements

BARRINGTON SCIENCES INTERNATIONAL CORPORATION

Notes to Consolidated Financial Statements

Year Ended September 30, 2002

1.                                       BUSINESS DESCRIPTION

Barrington Sciences International Corporation (BSIC) was incorporated under the Canada Business Corporation Act on August 22, 2001.  It is engaged in developing, manufacturing and marketing medical diagnostic products under the registered trade mark Focus™, Flo Through, Focus™, Easy Check, Focus™ Sure Check.

ABP Diagnostic Ltd., BSIC’s 100% owned subsidiary, is the proprietor of the above mentioned registered trade mark and has available technical information of a secret and confidential nature relating to the manufacture of a cassette and the assembly of a range of Individual diagnostic rapid test kits.

2.                                       GOING CONCERN

The accompanying consolidated financial statements have been prepared on the going concern assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.  Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern.

The Company’s continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. It is not possible to predict whether financing efforts will be successful or if the Company will attain profitable levels of operation.

3.                                       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation

The consolidated financial statements include the accounts of the Company and it’s 100% owned subsidiary ABP Diagnostic Ltd., (including its 70% owned subsidiary, Fluid Separation Ltd.).  BSIC purchased all of the outstanding common shares of ABP on May 31, 2002.  As a result, figures as at September 30, 2002 or for the year then ended include the financial position of ABP as at September 30, 2002 and the results of its operations from the date of acquisition May 31, 2002 to September 30, 2002.

Foreign currency translation

All assets and liabilities of operations denominated in currencies other than U.S. dollars have been translated into U.S. dollars at the rate of exchange in effect at the balance sheet date.  Gains and losses resulting from the translation of assets and liabilities are reflected in net income of the period.

Revenue and expense accounts are translated at the average rates of exchange prevailing during the period.

Measurement uncertainty

The preparation of consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Such estimates include providing for amortization of capital assets and the impairment of intangible assets.  Actual results could differ from these estimates.

Inventory

Inventory is valued at the lower of cost and net realizable value with the cost being determined on a first-in, first-out basis.

Capital assets

Capital assets are stated at cost less accumulated amortization.  Capital assets are amortized over their estimated useful lives at the following rates and methods:

Furniture and equipment	20%	declining balance method
Machinery and equipment	20%	declining balance method

Intangible assets

Intangible assets principally includes goodwill, technology, license costs, patents and trademark.  Goodwill represents the unamortized balance of the excess of the acquisition cost over the fair market value of identifiable net assets acquired at the date of acquisition.  As required by Canadian generally accepted accounting principles, goodwill, the technology and license costs have not been amortized and will be tested for impairment on a periodic basis.  Patents and trademark costs are amortized on a straight-line basis over 20 years.

Deferred joint venture costs

Costs of developing a joint venture in China, which include consulting, legal, traveling, management fees, administrative and general expenses, are deferred until the Company has the capacity to commence commercial production in China.  Upon commencement of commercial production, the joint venture costs will be amortized on a straight-line basis over five years.

Income taxes

Income taxes are recorded using the asset and liabilities method.  Under the asset and liability method, future income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs.  To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

4.                                       CAPITAL ASSETS

	Cost	Accumulated amortization	Net book value

Furniture and equipment	$38,812	$2,896	$35,916
Machinery and equipment	117,148	15,344	101,804

	$155,960	$18,240	$137,720

5.                                       INTANGIBLE ASSETS

Goodwill - cost	$910,249
Licences - cost	45,796
Trademarks and patents - cost	150,111
Technology	556,773

Intangible assets at cost	1,662,929
Accumulated amortization	(2,629)

$1,660,300

Goodwill in the amount of $910,249 was acquired in the acquisition and business combination effected on May 31, 2002.

6.                                       SHARE CAPITAL

Authorized:
Unlimited	Common voting shares

Issued:
19,625,246	Common Shares	$3,182,467

No shares shall be transferred without the prior approval of the Corporation’s Board of Directors.

7.                                       RELATED PARTY TRANSACTIONS

During the year, the Company, pursuant to the terms of various management and service agreements, paid or made provision in the accounts for the payments of the following amounts to its directors and officers.

Contract services	$220,000
Consulting fees	42,895

$262,895

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

8.                                       ACQUISTIONS

(A)      On October 1, 2001, Barrington Sciences International Corporation purchased all the business assets of Lexington Laboratories Inc. and Barrington Sciences Corporation.  The consideration includes assumption by BSIC of the two acquired Companies’ debt and issuance of 1,102,570 BSIC common shares valued at US$554,133.  The estimated fair value of the assets acquired and liabilities assumed at the date of acquisition are as follows.  The valuation of assets and liabilities is subject to measurement uncertainty.  (See Note 3)

Current assets	$7,376
Furniture, equipment and machinery	45,604
Intangibles	45,796
Joint Venture costs	855,102

Total assets acquired	953,878
Less: liabilities assumed	399,745

Value of shares added	$554,133

(B)        On May 31, 2002, Barrington Sciences International Corporation acquired 100% of the issued and outstanding common shares of ABP Diagnostics Ltd.  The aggregate purchase price was 3,450,000 common shares of the Company valued at US$870,726.  The estimated fair value of the assets acquired and liabilities assumed at the date of acquisition are as follows.  The valuation of assets, liabilities and goodwill is subject to measurement uncertainty.  (See Note 3)

Current assets	$62,795
Furniture, Equipment and machinery	100,228
Intangibles	647,662
Goodwill	910,249

Total assets acquired	1,720,934
Less: liabilities assumed	850,208

$870,726

9.                                       SIGNIFICANT EVENTS

On February 28, 2002, Barrington Sciences International Corporation signed a joint venture agreement with Shandong Weigao Group Company Ltd. to establish Weihal Barrington Biological Engineering Co. Ltd.  The purpose of this joint venture is to produce high quality single use rapid test kits and various other products for the medical industry for sale within China and for export to other countries.  The registered capital of Weihal Barrington Biological Engineering Co. Ltd. is US$800,000, of which Barrington Sciences International Corporation will contribute US$400,000.  At September 30, 2002 the joint venture had not yet commenced.

10.                                 MATERIAL CONTRACTS

(A)  ABP Diagnostics Ltd. has a license agreement with Biomedical Products Company (BMP) in Saudi Arabia.  The agreement grants BMP the rights to use their technical information to manufacture and market licensed products in licensed territories including Saudi Arabia, Kuwait, Qatar, Oman, Yemen, UAE, Egypt, Jordan, Syria, Lebanon, Iraq, and Iran.  BMP has been in default selling minimum volume of products and therefore failed to make royalty payments to ABP as specified in the agreement.

(B)  ABP Diagnostics Ltd. has a license agreement with Cadila Healthcare Ltd. in India.  The agreement grants Cadila the rights to use their technical information to manufacture and market licensed products in licensed territories including India, Sri Lanka, Nepal and Bhutan on exclusive basis.  Cadial agrees to make to ABP an annual royalty payment equal to 5% of the net income of the year in respect of the sales of the licensed products.

(C)  ABP is currently under negotiation for the following contract:

•  Stock purchase agreement with Diamedics Inc

•  Heads of agreement with IM

11.                                 SUBSEQUENT EVENTS

Subsequent to the year-end, the Company entered into the following arrangement:

On October 17, 2002, BSIC entered into an agreement with Financial Express Corporation to sell its business property and assets.  According to the agreement, Financial Expresse Corp. agrees to issue 19,201,653 common shares to BSIC as consideration for the assets purchased.

12.                                 FINANCIAL INSTRUMENTS

The company’s financial instruments consist of accounts receivable, tax receivable, bank indebtedness, accounts payable and short term debt.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The fair value of these financial instruments approximate their carrying values, unless otherwise noted.